UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

Jasmin Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-213425	30-08343441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue Of The Stars, Los Angeles, CA 90067
(Address of Principal Executive Offices)

310.843.9300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On September 8, 2017, Jean-Paul Chavanaz, the previous sole officer and director and majority shareholder of Jasmin Corp. (the "Company"), entered into stock purchase agreements for the sale of an aggregate of 2,000,000 shares of Common Stock of the Company, representing approximately 79% of the issued and outstanding shares of Common Stock of the Company as of such date, to six non-U.S. accredited investors, and one U.S. accredited investor.  However, the original Form 8-K, prepared by the Company's U.S. based advisors, at the direction of the Company's CEO, and filed on September 14, 2017, erroneously included the wrong purchaser names.   The 2,000,000 shares originally held by Mr. Chavanaz were purchased by Dan Xu, Hui Xiao, Jing Nie, Ying Zhang, Lei Lei and Chen Dong, all PRC citizens, and WP Processing LLC, and WP Acquisition Company LLC, each a Florida limited liability company.   Dan Xu acquired 700,000 of the shares, and WP Acquisition Company LLC acquired 1,150,000 shares, or 28% and 45%, respectively, and as such they are able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

Upon the resignation of Mr. Chavanaz from all executive officer positions with the Company, including Chief Executive Officer and President, and as a member of the Board, on September 11, 2017, Dan Xu was appointed as Chief Executive Officer, Chief Financial Officer, sole Director, and Richard Rappaport was appointed Secretary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

The business background descriptions of the newly appointed officer and directors are as follows:

Dan Xu
Chief Executive Officer and Director

Xu Dan, 35 years of age, is a graduate of Huazhong University of Science and Technology, with accounting degree issued in 2004.   Since graduating from university in 2004, she has been engaged in finance and securities, and has more than thirteen years of experience in securities investment. She holds local qualifications for securities investment funds and securities investment analysis, and is a CFC certified financial consultant.  Ms. Xu has a strong foundation for field research and investor psychological characteristics research of domestic listed companies and quasi listed companies.

From July 2004 to July 2005, she was an analyst assistant in China Guangzhou Information Investment Co., Ltd.  From August 2005 to September 2007, she worked for Shenzhen Shennan Sales Department as a stock broker. From October 2007 to the end of 2012, Ms. Xu worked for Shenzhen Huayin Jingzhi Asset Management Co as a fund manager.

From 2013 to 2015, Ms. Xu worked in Guangzhou Chong Xiang Potential Investment Co. Ltd., as a fund manager. By the end of 2015, Xu Dan initiated the creation of the Shenzhen High Energy Fund Management Co., and served as general manager.

Richard Rappaport
Secretary

Mr. Rappaport founded WestPark Capital in 1999 in Los Angeles, California. Prior to founding WestPark, Mr. Rappaport had over 22 years of extensive experience in the small cap investment banking and securities markets. Throughout his career he has completed the financings of hundreds of companies, both in the United States and around the world. Before founding WestPark Capital he was the Managing Director of Investment Banking at internationally based Global Capital Securities, and was Managing Director of Investment Banking at Joseph Charles & Associates from 1995 to 1999. At both firms he was in charge of the Investment Banking departments and responsible for all aspects of the firms' corporate finance activities.

From 1987 to 1995, Mr. Rappaport was Managing Director at a Beverly Hills based boutique Investment Bank. He was responsible for all aspects of the firm's public offerings, including new business development. During this period he completed over 25 public offerings and numerous private transactions.

Mr. Rappaport received his B.S. in Business Administration from the University of California at Berkeley, and his M.B.A. from the University of California at Los Angeles. At UCLA, Mr. Rappaport was a recipient of the Wittenberg-Livingston Fellowship and a member of the Beta Gamma Sigma Business Honorary Society.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jasmin Corp.

Date: December 8, 2017	By:	/s/ Richard Rappaport
Name: Richard Rappaport
Title: Secretary